UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2016

TOROTEL, INC.

(Exact name of registrant as specified in its charter)

Missouri (State or other jurisdiction of incorporation)	1-8125 (Commission File Number)	44-0610086 (I.R.S. Employer Identification No.)

620 North Lindenwood Drive

Olathe, KS 66062

(Address of principal executive office)(Zip Code)

(913) 747-6111

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

 On September 19, 2016, Torotel, Inc. (the “Company”) entered into a separate Restricted Stock Agreement (each an “Agreement”), a form of which is attached hereto as Exhibit 10.1, with each of its principal executive officer, Dale H. Sizemore, its principal financial officer, Heath C. Hancock, and its secretary, H. James Serrone for the grant of an aggregate total of 730,000 restricted shares of the Company's common stock (the “Shares”).  The Shares were granted, and the Agreements were entered into, pursuant to the Company’s Stock Award Plan (the “Plan”).  The award of the Shares was authorized by both the Compensation and Nominating Committee of the Board of Directors (the “Committee”) and the Board of Directors as a whole on September 19, 2016.   Except for the number of Shares granted to each recipient, the terms of each Agreement are identical.

The Shares were granted subject to restrictions that prohibit them from being sold, assigned, pledged or otherwise disposed of until the restrictions lapse.  The restrictions will lapse on the fifth anniversary of the date of grant if during the five year restriction period, (1) the Company's cumulative annual growth in revenue is at least 10%, and (2) the average economic value added as a percentage of revenue is at least 2%.  The restrictions will also lapse, if prior to the fifth anniversary of the date of grant, (1) the grantee's employment with the Company is terminated by reason of disability, (2) the grantee dies, or (3) the Committee, in its sole discretion, terminates the restrictions.  If the restrictions on the Shares have not lapsed by the fifth anniversary of the date of grant, the Shares will be forfeited to the Company.  The following table lists the allocation of the Shares granted to the principal executive officer, the principal financial officer and the secretary of the Company.

Name and Principal Position	Restricted Shares Awarded
Dale H. Sizemore, Jr. President and Chief Executive Officer	420,000
Heath C. Hancock Vice President of Finance and Chief Financial Officer	160,000
H. James Serrone Vice President of Supply Chain and Quality and Secretary	150,000

Item 5.07 Submission of Matters to a Vote of Security Holders.

On September 19, 2016, the Company held its 2016 annual meeting of shareholders at its principal executive offices at 620 N. Lindenwood Drive, Olathe, Kansas 66062. Set forth below are the voting results for each of the matters submitted to a vote of the shareholders.

Proposal 1

The Company’s shareholders elected the following two directors to serve for a three-year term. The voting results are set forth below.

	For	Authority Withheld	Broker Non-Votes
Anthony H. Lewis	4,257,573	94,836	961,510
Stephen K. Swinson	4,257,573	94,836	961,510

Proposal 2

The Company’s shareholders ratified the appointment of RubinBrown LLP as the Company’s independent registered public accounting firm for the fiscal year ending April 30, 2017. The voting results are set forth below.

,
For	Against	Abstained
5,211,444	41,402	61,073

Proposal 3

The Company’s shareholders did not approve a resolution proposed by a shareholder that, if adopted, would have recommended to the Board of Directors that a proposal for the sale of the Company be submitted to the shareholders.  The voting results are set forth below.

,
For	Against	Abstain	Broker Non-Votes
426,059	3,883,716	42,634	961,510

Item 9.01  Financial Statements and Exhibits

(d)	Exhibits

10.1    Form of Restricted Stock Agreement, approved September 19, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOROTEL, INC.

Dated: September 22, 2016	By:	/s/ Heath C. Hancock
Heath C. Hancock
Vice President of Finance and
Chief Financial Officer

Date: September 18, 20144